As filed with the Securities and Exchange Commission on June 28, 2002
                                                     Registration No. 333-______
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CELLEGY PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              California                                     82-0429727
     (State or Other Jurisdiction                         (I.R.S. Employer
   of Incorporation or Organization)                     Identification No.)


                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080
                    (Address of Principal Executive Offices)

                           1995 Equity Incentive Plan
                        1995 Directors' Stock Option Plan
                            (Full Title of the Plans)

                               K. Michael Forrest
                             Chief Executive Officer
                          Cellegy Pharmaceuticals, Inc.
                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080
                                 (650) 616-2200
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:

                              C. Kevin Kelso, Esq.
                               Fenwick & West LLP
                            815 Connecticut Avenue NW
                             Washington, D.C. 20006

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                Amount          Proposed Maximum        Proposed Maximum       Amount of
                                                 to be         Offering Price Per      Aggregate Offering    Registration
  Title of Securities to be Registered        Registered              Share                 Price                Fee

       Common Stock, no par value            1,500,000 (1)          $2.10 (2)              $3,150,000            $831.60
-----------------------------------------------------------------------------------------------------------------------------


(1) Represents 1,400,000 additional shares that are reserved for issuance upon the exercise of stock options under the Registrant's 1995 Equity Incentive Plan (the "Incentive Plan"). Also includes 100,000 additional shares that are available for issuance under the Registrant's 1995 Directors' Stock Option Plan (the "Directors Plan"). Shares issuable upon exercise of stock options granted under these two plans were originally registered on Form S-8 Registration Statements filed on August 30, 1995, June 14, 1996 (file no. 333-06065), July 29, 1997 (file no. 333-32301), July 31, 1998 (file no.
     333-60343)  and August 2, 2000 (file no.  333-42840).  A total of 3,450,000 shares issuable under the Incentive Plan have previously been registered under the Securities Act of 1933, as amended (the "Securities Act"), and a total of 250,000 shares issuable under the Directors Plan have previously been registered under the Securities Act.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on June 26, 2002, solely for the purpose of calculating the amount of the registration fee.

                          CELLEGY PHARMACEUTICALS, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Previous Registration Statements


         This Registration Statement is being filed with the Securities and Exchange Commission (the "Comission") to include an 1,400,000 shares of the Registrant's common stock covered by the Registrant's 1995 Equity Incentive Plan, as amended (the "Incentive Plan"), and an additional 100,000 shares of the Registrant's common stock covered by the Registrant's 1995 Directors' Stock Option Plan, as amended (the "Directors Plan"). With respect to the Incentive Plan, the contents of the Registrant's registration statement on Form S-8 (file no. 333-42840) previously filed with the Commission on August 2, 2000, are incorporated herein by reference. With respect to the Directors Plan, the contents of the Registrant's registation statement on Form S-8 (file no. 333-42840) previously filed with the Commission on August 2, 2000, are hereby incorporated by reference.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 28th day of June, 2002.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints K. Michael Forrest and A. Richard Juelis, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                                CELLEGY PHARMACEUTICALS, INC.


                                                By: /s/ K. Michael Forrest
                                                    K. Michael Forrest
                                                    Chairman, President,
                                                    Chief Executive Officer
                                                    and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                     Title                          Date
                 ---------                                     -----                          ----

Principal Executive Officer:

/s/ K. Micheal Forrest                        President, Chief Executive Officer       June 28, 2002
------------------------------------          and Director
K. Michael Forrest

Principal Financial Officer
and Principal Accounting Officer:

/s/ A. Richard Juelis                         Vice President, Finance and Chief        June 28, 2002
------------------------------------          Financial Officer
A. Richard Juelis

Additional Directors:

/s/ Felix J. Baker, Ph.D.                     Director                                 June 28, 2002
------------------------------------
Felix J. Baker, Ph.D.

/s/ Julian C. Baker                           Director                                 June 28, 2002
------------------------------------
Julian C. Baker.



/s/ Jack L. Bowman                            Director                                 June 28, 2002
------------------------------------
Jack L. Bowman

/s/ Tobi B. Klar, M.D.                        Director                                 June 28, 2002
------------------------------------
Tobi B. Klar, M.D.

/s/ Ronald J. Saldarini, Ph.D.                Director                                 June 28, 2002
------------------------------------
Ronald J. Saldarini, Ph.D.

/s/ Alan A. Steigrod                          Director                                 June 28, 2002
------------------------------------
Alan A. Steigrod

/s/ Carl R. Thornfeldt, M.D.                  Director                                 June 28, 2002
------------------------------------
Carl R. Thornfeldt, M.D.

/s/ Larry J. Wells                            Director                                 June 28, 2002
------------------------------------
Larry J. Wells

                                  Exhibit Index


Exhibit No.                                   Description

  4.01 Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2 (Registration No. 33-93288 LA) declared effective on August 11, 1995 (the "SB-2").

  4.02 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 3.3 to the SB-2).

  4.03        Registrant's 1995 Equity Incentive Plan, as amended.

  4.04        Registrant's 1995 Directors' Stock Option Plan, as amended.

  5.01        Opinion of Fenwick & West LLP.

 23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02        Consent of Ernst & Young LLP, Independent Auditors.

 24.01        Power of Attorney (see signature page)


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